SUBSIDIARIES OF THE REGISTRANT
               --------------------------------------

                                                  Percent        State of
                                                    of         Incorporation
      Parent            Subsidiary               Ownership    or Organization
------------------------------------------------------------------------------
GFS Bancorp, Inc.   Grinnell Federal Savings       100%         Federal
                      Bank

Grinnell Federal    Grinnell Service Corporation,  100%         Iowa
  Savings Bank        Inc.